BY-LAWS
                                       OF
                               ASPIN INCORPORATED

                                    ARTICLE I

                                     Offices
                                     -------

         The principal office of the Corporation in the State of Nevada shall be located in Las Vegas, Nevada. The Corporation shall have such other offices, either within or without the State of Nevada, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         The registered office of the Corporation required to be maintained in the State of Nevada may, but need not, be identical with the principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  Stockholders
                                  ------------

         Section 1. ANNUAL MEETING. The annual meeting of stockholders shall be held at the principal office of the Corporation, at Las Vegas, Nevada or at such other places on the 15th day of March, or at such other times as the Board of Directors may, from time to time determine. If the day so designated falls upon a legal holiday then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally or by mail a written notice thereof, not less than ten (10) nor more than fifty (50) days previous to such meeting, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stock holders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

         Section 2. SPECIAL MEETINGS. Special meetings of stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the place, day and hour and the purpose for which it is called shall be served personally or by mail, not less than ten (10) days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.

         Section 3. CLOSING TRANSFER BOOK OR FIXING OF RECORD DATE.
For the purpose of determining stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend; or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a



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stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to received notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination as to stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 4. VOTING. At all meetings of the stockholders of record having the right to vote, subject to the provisions of Section 3, each stockholder of the Corporation is entitled to one (1) vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation. Votes may be cast in person or by written authorized proxy.

         Section 5. PROXY. Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

         Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

         Section 6. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the By-Laws of such Corporation may prescribe, or in the absence of such provision, as the Board of Directors of such Corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.



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         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to be contained in an appropriate Order of the Court by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 7. ELECTION OF DIRECTORS. At each election for Directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. There shall be no cumulative voting.

         Section 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

         If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting, from time to time, until a quorum shall be present or represented. At such rescheduled meeting at which a quorum shall be present or represented any business or any specified item of business may be transacted at the meeting as originally notified.

         The number of votes or consents of the holders of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, or the giving of any consent, shall be a majority of the outstanding shares of the Corporation entitled to vote.

         Section 9. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.



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                                   ARTICLE III

                                    Directors
                                    ---------

         Section 1. NUMBER. The affairs and the business of this Corporation shall be managed by a Board of Directors. The first Board of Directors shall consist of one (1) member. Thereafter the number of Directors may be increased to not more than seven (7). Directors need not be members and need not be stockholders of the Corporation.

         Section 2. ELECTION. The Directors shall be elected at each annual meeting of the Directors, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the Directors held for that purpose.

         Section 3. TERM OF OFFICE. The term of office of each of the Directors shall be one (1) year, which shall continue until his successor has been elected and qualified.

         Section 4. DUTIES. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, and may adopt such rules and regulations for the conducting of meetings and the management of the Corporation, as may be deemed proper, so long as it is not inconsistent with these By-laws and the laws of the State of Nevada.

         Section 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, or at such other time and place as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of two Directors.

         Section 6. NOTICE OF MEETINGS. Notice of meetings, other than the annual and other regular meetings, shall be given by service upon each Director in person, or by mailing to him at his last known address, at least three (3) days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any Directors' meeting at which a quorum of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called if a quorum of the Directors waive or are willing to waive the notice requirements of such meeting.

         Any Director may waive notice of any meeting under the provisions of
Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened or called.



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         Section 7.  VOTING. At all meetings of the Board of Directors, each
Director is to have one (1) vote. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 8. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

         Section 9. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed, whether with or without cause at any time by a vote of the stockholders holding a majority of the stock, at any special meeting called for that purpose.

         Section 10. QUORUM. The number of Directors who shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be two (2) or a majority of the Directors then in office, which ever number is smaller.

         The number of votes of Directors that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Board of Directors shall be a majority.

         If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting from time to time, until a quorum shall be present.

         Section 11. EXECUTIVE COMMITTEE. By resolution of the Board of Directors, the Directors may designate an executive committee of not less than two (2) Directors, to manage and direct the daily affairs of the Corporation. Except as restricted in the laws of the State of Nevada, said Executive Committee shall have and may exercise all of the authority that is vested in the Board of Directors, as fully as if the Board of Directors were regularly convened; provided, however, that the Executive Committee shall not have authority to amend these By-Laws.

         At all meetings of the Executive Committee, each member of said committee shall have one (1) vote and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

         The number of votes of Executive Committee members that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Executive Committee shall be a majority.

         Section 11. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid for their expenses, if any, of attendance at any meeting of the Board of Directors or each may be paid a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving reasonable compensation therefore.

         Section 12. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment of the meeting or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.



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                                   ARTICLE IV

                                    OFFICERS

         Section 1. NUMBER. The officers of this Corporation shall be:
President, Vice-President, Secretary and Treasurer. Any officer may hold more than one office.

         Section 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one (1) year or until their successors are duly elected. Officers need not be members of the Board of Directors.

         The Board may appoint such other officers, agents and employees as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

         Section 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Company shall be as follows:

                                    PRESIDENT

         The President shall preside at all meetings of the Stockholders.

         He shall present at each annual meeting of the stockholders and Directors, a report of the condition of the business of the Corporation.

         He shall cause to be called regular and special meetings of these stockholders and Directors in accordance with these By-Laws. He shall appoint and remove, employ and discharge, and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.



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         He shall sign and make all contracts and agreements in the name of the
Corporation, subject to the approval of he Board of Directors.
         He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

         He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

         He shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by law.

                                 VICE-PRESIDENT
                                 --------------

         During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the statutes under which this Corporation is organized, the same shall be performed and exercised by the Vice President and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given or imposed upon such President.

                                    SECRETARY
                                    ---------

         The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books.

         He shall give and serve all notices of the Corporation.

         He shall be custodian of the records and of the seal and affix the latter when required.

         He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock issued and outstanding, the manner and the time compensation for the same was paid, the names of the owners thereof, alphabetically arranged, the number of shares owned by each, amount paid thereon, and keep such stock and transfer books open daily during the business hours of the office of the Corporation, and permit such stockholder to make extracts from said books to the extent prescribed by law.

         He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or stockholder of the Corporation.



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         He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                    TREASURER
                                    ---------

         The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

         He shall exhibit at all reasonable times his books and accounts to any Director or stockholder of the Corporation upon application at the office of the Corporation during business hours.

         He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other items as shall be required of him, and a full financial report at the annual meeting of the stockholders.

         He shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

         He shall do and perform all duties appertaining to the office of Treasurer. The Treasurer shall, of required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

         Section 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security of the faithful discharge of his duties as the Board may direct.

         Section 5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay, either at its regular meeting or at a meeting specially called for the purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers of or duties of such officers to any other office or Director for the time being, provided a majority of the entire Board concurs therein.

         Section 6. COMPENSATION OF OFFICERS. The officers shall receive such compensation for services rendered as may be determined by the Board of Directors.

         Section 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.



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                                    ARTICLE V

                              Certificates of Stock
                              ---------------------

         Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and number of shares. They shall be signed by the President or Vice President, and countersigned by the Secretary or Treasurer and sealed with the Seal of the Corporation.

         Section 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person on whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer the former certificate must be surrendered up and canceled before a new certificate may be issued. No transfer shall be made upon the books of the Corporation within ten (10) days preceding the annual meeting of the stockholders.

         Section 3. LOST CERTIFICATES. If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may, at its discretion, direct a new certificate or certificates to be issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties if any that the Board may require.

                                   ARTICLE VI

                                      Seal
                                      ----

         Section 1. SEAL. The seal of the Corporation shall be as follows:





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                                   ARTICLE VII

                                    Dividends
                                    ---------

         Section 1. WHEN DECLARED. The Board of Directors shall be vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

         Section 2. RESERVE. The Board of Directors may set aside, out of the net profits of the Corporation available for dividends, such sum or sums (before payment of any dividends) as the Board, in their absolute discretion, think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                 Indemnification
                                 ---------------

         Section 1. Any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, Director, or employee was liable to the Corporation, or to such other Corporation, for negligence or misconduct in the performance of his duty. As used herein the term "expense" shall include all obligations incurred by such person for the payment of money, including without limitation attorney's fees, judgments, awards fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceedings, except amounts paid to the Corporation or such other Corporation by him.

         A judgment of conviction whether based on pleas or guilty or nolo contendere or its equivalent, or after trial, shall not of itself be deemed an adjudication that such Director, officer or employee is liable to the Corporation, or such other Corporation, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to the procedure set forth, from time to time, in the By-Laws, or by any of the following procedures: (a) order of the Court or administrative body or agency having jurisdiction of the action, suit, or proceeding; (b) resolution adopted by a majority of the quorum of the board of Directors of the Corporation without counting in such majority any Directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of Directors who have not incurred expense in connection with such action, suit or



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proceeding, then by resolution adopted by a majority of the committee of stockholders and Directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or (e) order of any court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, officers, and employees of the Corporation and the other persons above mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, Agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under this Article. The provision of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though the person had been a Director, office or employee of the Corporation.
                                    ARTICLE X

                                   Amendments
                                   ----------

         Section 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors, as provided by law and by the Articles of Incorporation, are present at such regular meeting of special meeting. These By-Laws, and any enacted by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                                   ARTICLE XI

                                   Fiscal Year
                                   -----------

         Section 1. The fiscal year shall begin on the date the Articles of Incorporation were filed and shall end on the last day of December.

                                   ARTICLE XII

                                Waiver of Notice
                                ----------------

         Section 1. Whenever any notice is required to be given to any stockholder or Director of the Corporation under the provisions of these By-Laws or under the Articles of Incorporation or under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



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         ADOPTED this 17th day of January, 2000.



                                    --------------------------------
                                    SECRETARY




CERTIFICATE OF SECRETARY

         I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Aspin, Inc., a Nevada Corporation; and

2. That the foregoing By-Laws, comprising Twelve (12) pages, constitute the By- Laws of said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on the 17th day of January, 2000.



                                    --------------------------------
                                    SECRETARY



(SEAL)





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